BYLAWS

of

NOVA SMART SOLUTIONS INC.

ARTICLE I - OFFICES

SECTION 1. REGISTERED OFFICE. -- The registered office shall be established and maintained at 2885 Sanford Ave. SW 36883, in the City of Granville, State of Michigan, 49418.

SECTION 2. OTHER OFFICES. --The corporation may have other offices, either within or without the State of Florida, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE II - MEETING OF STOCKHOLDERS

SECTION 1. ANNUAL MEETINGS. --Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Florida, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the registered office of the corporation in Florida on June 11.

If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other corporate business as shall be stated in the notice of the meeting.

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SECTION 2. OTHER MEETINGS. --Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Florida, as shall be stated in the notice of the meeting.

SECTION 3. VOTING. --Each stockholder entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation and these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Florida.

SECTION 4. STOCKHOLDER LIST. --The officer who has charge of the stock ledger of the corporation shall at least 10 days before each meeting of stockholders prepare a complete alphabetical addressed list of the stockholders entitled to vote at the ensuing election, with the number of shares held by each. Said list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be available for inspection at the meeting.

SECTION 5. QUORUM. --Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled

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to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 6. SPECIAL MEETINGS. --Special meetings of the stockholders, for any purpose, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president and shall be called by the President or secretary at the request in writing of a majority of the directors or stockholders entitled to vote. Such request shall state the purpose of the proposed meeting.

SECTION 7. NOTICE OF MEETINGS. --Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten nor more than fifty days before the date of the meeting.

SECTION 8. BUSINESS TRANSACTED. --No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

SECTION 9. ACTION WITHOUT MEETING. --Except as otherwise provided by the Certificate of Incorporation, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or the Certificate of Incorporation or of these By-Laws, the meeting and vote of stockholders may be dispensed with, if a majority of the stockholders who would have been entitled by vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

 ARTICLE III - DIRECTORS

SECTION 1. NUMBER AND TERM. --The number of directors shall be at least one.

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The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify.

SECTION 2. RESIGNATIONS. --Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3. VACANCIES. --If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

SECTION 4. REMOVAL. --Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

SECTION 5. INCREASE OF NUMBER. --The number of directors may be increased by amendment of these bylaws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

SECTION 6. COMPENSATION. --Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

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SECTION 7. ACTION WITHOUT MEETING. --Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

ARTICLE IV - OFFICERS

SECTION 1. OFFICERS. --The officers of the corporation shall consist of a President, a Treasurer, and a Secretary, and shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified. In addition, the Board of Director may elect a Chairman, one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as it may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person.

SECTION 2. OTHER OFFICERS AND AGENTS. --The Board of Directors may appoint such officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 3. CHAIRMAN. --The Chairman of the Board of Directors if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 4. PRESIDENT. --The President shall be the Chief Executive Officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of

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the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages, and other contracts in behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

SECTION 5. VICE-PRESIDENT. --Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

SECTION 6. TREASURER. --The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursement in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursement. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

SECTION 7. SECRETARY. --The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose

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requisition the meeting is called as provided in these Bylaws. He shall record all the proceedings of the meetings of the corporation and of directors in a book to be kept for that purpose. He shall keep in safe custody the seal of the corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of any assistant secretary.

SECTION 8. ASSISTANT TREASURERS & ASSISTANT SECRETARIES. --Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Directors.

ARTICLE V – STOCK CERTIFICATES

SECTION 1. CERTIFICATES OF STOCK. --Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman or Vice-Chairman of the Board of Directors, or the President or a vice-president and the Treasurer or an assistant treasurer, or the Secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of series of stock, provided that, except as otherwise provided in Florida Statutes, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles.

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SECTION 2. LOST CERTIFICATES --New certificates of stock may be issued in the place of any certificate therefore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against it on account of the alleged loss of any such new certificate.

SECTION 3. TRANSFER OF SHARES. --The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the directors may designate, by who they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 4. STOCKHOLDERS RECORD DATE. --In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the day of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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SECTION 5. COMMON STOCK DIVIDENDS. --Subject to the provisions of the Certificate of Incorporation the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the common stock of the corporation as and when they deem expedient. Before declaring any dividends there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper working capital or as a reserve fund to meeting contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

ARTICLE VI CERTIFICATE OF DESIGNATIONS, COMMON STOCK

SECTION 1. DESIGNATION. 800,000,000 shares of the common stock, at $0.0001 par value per share, are authorized pursuant to the Corporation's Articles of Incorporation.

SECTION 2. PRICE. The price per share for original issuances of shares of common stock shall be determined by the Board of Directors. If a public market develops for the secondary sale of shares of the Corporation, then such price for secondary sales shall be set pursuant to such public market, without affecting the ability of the Board to determine the price per share of original issuances, except as may be required by law.

SECTION 3. VOTING RIGHTS. Each share of common stock of the Corporation is entitled to one (1) vote on all matters put to the vote of the common stock.

SECTION 4. DIVIDENDS. Shares of common stock may receive dividends if, and in such manner and amount as, declared by the Board of Directors.

ARTICLE VII – CERTIFICATE OF DESIGNATION, SERIES A PREFERRED STOCK

SECTION 1. DESIGNATION. --Ten thousand (10,000) shares of Series A Preferred Stock, par value $0.0001 per share, are authorized pursuant to the Corporation’s Certificate of Incorporation, as amended (the “Series A Preferred Stock” or “Series A Preferred Shares”).

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SECTION 2. ISSUANCE AND PRICE.

(a) Shares of Series A Preferred Stock may only be issued to statutory officers, members of the Board of Directors and employees of, or consultants to, the Corporation, or as determined by a unanimous vote of the Board of Directors (collectively, “Qualified Persons”).

(b) Each share of Series A Preferred Stock has an issuance price of U.S.$1,000 (one thousand U.S. dollars). The issuance price may be changed at any time by a unanimous vote of the Board of Directors without an amendment to this Certificate of Designation. Consideration accepted as payment for Series A Preferred Shares shall include cash, and any other consideration as determined by a majority vote of the Board of Directors in a share issuance resolution at any meeting or action without meeting.

SECTION 3. CONVERSION RIGHTS.

(a) Shares of Series A Preferred Stock shall have no conversion rights until six months from the date of issuance, and then shall have conversion rights as specified in paragraph (b) below.

(b) Each share of Series A Preferred Stock may be converted at the sole election of the holder, at any time beginning six months from the date of its issuance, into shares of the Common Stock according to the following formula:

The formula in words:

The total number of issued and outstanding shares of the Common Stock at time of conversion (“Issued Common”)

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plus

The total number of issued and outstanding shares of the Series B Preferred Stock at time of conversion (“Issued B”)

plus

The total number of issued and outstanding shares of the Series C Preferred Stock at time of conversion (“Issued C”).

The above three figures, after being added together, is multiplied by two, then divided by the number of issued and outstanding shares of Series A Preferred Stock at time of conversion (“Issued A”).

The formula in symbols:

[Issued Common + Issued B + Issued C] x 2	=	# of common shares issuable for each Share of A converted
Issued A

(c) Following receipt by the Corporation’s duly appointed transfer agent of a notice of conversion to Common Stock from the holder, together with the holder’s stock certificate(s) evidencing the Series A Preferred Stock to be converted, the Corporation’s transfer agent shall issue and deliver to such holder a certificate for the number of shares of Common Stock issuable to the holder pursuant to the holder’s conversion in accordance with the provisions of this Section. The stock certificate(s) evidencing the Common Stock shall be issued, if appropriate, with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and that it cannot be transferred or sold unless it is so registered, or an

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exemption from registration is available. The shares of Common Stock shall be issued in the same name as the person who is the holder of the Series A Preferred Stock unless the holder assigns such shares to another person or entity and, in the opinion of counsel to the Corporation, such issuance to another person or entity can be made in compliance with applicable securities laws.

(d) All shares of Common Stock delivered upon conversion of the Series A Preferred Stock as provided herein shall be duly and validly issued and fully paid and non-assessable. Effective as of the conversion date, such converted shares of the Series A Preferred Stock shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion.

(e) The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series A Preferred Stock wherein which such conversion would create more shares of Common Stock than are authorized, the Corporation will increase the authorized number of shares of Common Stock sufficient to allow for such conversion.

SECTION 4. DIVIDENDS. --The shares of Series A Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion, except that, upon any declaration of a dividend, eighty percent (80%) of the total aggregate value of the dividend shall be distributed to the shares of the Series A Preferred Stock.

SECTION 5. VOTING RIGHTS.

(a) For matters in which Florida law restricts voting only to those shares of this series of Preferred Stock, or only to the shares of the Preferred Stock class as a whole, each share of Series A Preferred Stock shall have five million (5,000,000) votes.

(b) For all other matters in which shares of Series A Preferred Stock are legally allowed to vote, the voting rights are as follows:

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i. If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall have voting rights equal to eighty percent (80%) of the voting rights of the entire Corporation.

ii. Each share of Series A Preferred Stock which is issued and outstanding shall have the voting rights equal to eighty percent (80%) of the voting rights of the entire Corporation, divided by the number of shares of Series A Preferred Stock issued and outstanding at the time of voting.

SECTION 6. LIQUIDATION RIGHTS. --Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any other series or class of stock, ninety percent (90%) of the assets of the Corporation, or liquidated value thereof, which remain after any legally obligated payments are made by the Corporation, shall be distributed to the holders of the Series A Preferred Stock, with each holder receiving their respective pro rata share of such assets, or liquidated value thereof.

SECTION 7. CALL (REDEMPTION) PROVISION. --Shares of Series A Preferred Stock are not callable (redeemable).

SECTION 8. SENIORITY (RANK). --For any purpose other than those specifically delineated in Sections 1.1 – 1.7 above, the Series A Preferred Stock Class shall have seniority, priority and rank over all other classes and series of stock.

SECTION 9. SEVERABILITY OF PROVISIONS. --Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent

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jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

SECTION 10. AMENDMENTS. --The provisions of Series A Preferred Stock Class (Sections 1.1 – 1.10 of this Certificate of Designations) may not be amended without the unanimous vote of the Board of Directors and a majority of the shares of the Series A Preferred Stock Class.

ARTICLE VIII – CERTIFICATE OF DESIGNATION, SERIES B PREFERRED STOCK

SECTION 1. DESIGNATION. --Five hundred thousand (500,000) shares of Series B Preferred Stock, par value $0.0001 per share, are authorized pursuant to the Corporation’s Certificate of Incorporation, as amended (the “Series B Preferred Stock”).

SECTION 2. PRICE. --The issuance price per share shall be equal to one thousand dollars (US$1,000). The issuance price may be changed at any time by a majority vote of the Board of Directors without an amendment to this Certificate of Designation. Consideration accepted as payment for Series B Preferred Shares shall include cash, and any other consideration as determined by a majority vote of the Board of Directors in a share issuance resolution at any meeting or action without meeting.

SECTION 3. SENIORITY (RANK). --For any purpose other than those specifically delineated in Sections 2.4 – 2.12 below, the Series B Preferred Stock Class shall have seniority, priority and rank over all other classes and series of stock except Series A Preferred Stock Class.

SECTION 4. DIVIDENDS. --The holders of the Series B Preferred Stock shall not be entitled to receive dividends.

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SECTION 5. CALL (REDEMPTION). --Beginning 36 months from the date of issuance (the “Maturity Date”), the Corporation may, at any time, redeem for cash (the “Call”) any and/or all of such issued shares of the Series B Preferred Stock, which cash redemption shall consist of a cash payment of 115% of the price paid per share.

SECTION 6. PRE-EMPTION OF THE CALL. --Upon receipt of a notice by the Corporation to Call, each holder of Series B Preferred Stock shall have the right to convert his/her/its shares to common shares, so long as he/she/it elects to do so within the prescribed conversion process, as described in the notice.

SECTION 7. CONVERSION RIGHTS.

(a) Each share of Series B Preferred Stock may be convertible, at any time by the respective holder, into the number of shares of the Corporation’s Common Stock, equal to the price paid for the share of Series B Preferred Stock, divided by 10 the par value per share for Common Stock, each share of Series B Preferred Stock would be convertible into 1,000,000 shares of Common Stock. Such conversion shall be deemed to be effective on the business day (the “Conversion Date”) following the receipt by the Corporation of written notice from the holder of the Series B Preferred Stock of the holder's intention to convert the shares of Series B Stock, together with the holder's stock certificate or certificates evidencing the Series B Preferred Stock to be converted.

(b) Following receipt by the Corporation’s duly appointed transfer agent of a notice of conversion to Common Stock from the holder, together with the holder’s stock certificate(s) evidencing the Series B Preferred Stock to be converted, the Corporation’s transfer agent shall issue and deliver to such holder a certificate for the number of shares of Common Stock issuable to the holder pursuant to the holder’s conversion in accordance with the provisions of this Section. The stock certificate(s) evidencing the Common Stock shall be issued, if appropriate, with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and that it cannot be transferred or sold unless it is so registered, or an

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exemption from registration is available. The shares of Common Stock shall be issued in the same name as the person who is the holder of the Series B Preferred Stock unless the holder assigns such shares to another person or entity and, in the opinion of counsel to the Corporation, such issuance to another person or entity can be made in compliance with applicable securities laws.

(c) All shares of Common Stock delivered upon conversion of the Series B Preferred Stock as provided herein shall be duly and validly issued and fully paid and non-assessable. Effective as of the conversion date, such converted shares of the Series B Preferred Stock shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion.

(d) The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series B Preferred Stock wherein which such conversion would create more shares of Common Stock than are authorized, the Corporation will increase the authorized number of shares of Common Stock sufficient to allow for such conversion.

SECTION 8. LIQUIDATION PREFERENCE. --In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount up to $1,000 per share before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation’s capital stock except Series A Preferred Stock. The entire assets of the Corporation available for distribution after the liquidation preferences of the Series A Preferred Stock are fully met shall be distributed rateably among the holders of the Series B Preferred Stock, up to a maximum of $1,000 per share. Neither an acquisition by, nor a consolidation or merger of the Corporation with, another corporation – even if the Corporation is the non-surviving entity – nor a sale or transfer of all or part of the Corporation’s assets for cash, securities or other property, will be considered a liquidation, dissolution or winding up of the Corporation.

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SECTION 9. VOTING RIGHTS. --No voting rights attach to the Series B Preferred Stock, except as required by Florida law, in which case each share shall have ten (10) votes.

SECTION 10. STATUS OF ACQUIRED SHARES. --Shares of Series B Preferred Stock called (redeemed) by the Corporation, will be restored to the status of authorized but unissued shares of Series B Preferred Stock.

SECTION 11. PROTECTION PROVISIONS. --So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval of a majority of the holders: (a) alter or change the rights, preferences or privileges of the Series B Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series B Preferred Stock; (c) create any pari passu Securities; or (d) increase the authorized number of shares of Series B Preferred Stock.

SECTION 12. SEVERABILITY OF PROVISIONS. --Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

ARTICLE IX – CERTIFICATE OF DESIGNATION, SERIES C PREFERRED STOCK

SECTION 1. DESIGNATION. --One hundred thousand (100,000) shares of Series C Preferred Stock, par value $0.0001 per share, are authorized pursuant to the Corporation’s Certificate of Incorporation, as amended (the “Series C Preferred Stock”).

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SECTION 2. PRICE. --The issuance price per share shall be equal to one thousand dollars (US$1,000). The issuance price may be changed at any time by a majority vote of the Board of Directors without an amendment to this Certificate of Designation. Consideration accepted as payment for Series C Preferred Shares shall include cash, and any other consideration as determined by a majority vote of the Board of Directors in a share issuance resolution at any meeting or action without meeting.

SECTION 3. SENIORITY (RANK). --For any purpose other than those specifically delineated in Sections 3.4 – 3.12 below, the Series C Preferred Stock Class shall have seniority, priority and rank over all other classes and series of stock except Series A Preferred Stock Class and Series B Preferred Stock Class.

SECTION 4. DIVIDENDS. --Shares of Series C are entitled to dividends if, and in such manner and amount as, declared by majority vote of the Board of Directors, except that such amount may not exceed 20% of the total aggregate value of the dividend declaration.

SECTION 5. CALL (REDEMPTION). --Beginning 36 months from the date of issuance (the “Maturity Date”) and ending 37 months from the date of issuance, the Corporation may, at its sole election, redeem for cash (the “Call”) all or some of such shares of the Series C Preferred Stock, which cash redemption shall consist of a cash payment of 115% of the price paid per share plus any accrued but unpaid dividends.

SECTION 6. PRE-EMPTION OF THE CALL; AUTOMATIC CONVERSION.

(a) Upon receipt of a notice by the Corporation to Call, each holder of Series C Preferred Stock shall have the right to convert his/her/its shares to common shares, so long as he/she/it elects to do so within the prescribed conversion process, as described in the notice.

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(b) If the Corporation does not elect to Call such issued shares of Series C Preferred Stock within 37 months of the issuance date of such shares, such shares shall be automatically converted into shares of Common Stock pursuant to the conversion terms in Section 3.7(b) – 3.7(e) below.

SECTION 7. CONVERSION RIGHTS.

(a) Shares of Series C Preferred Stock shall have no conversion rights until twelve months from the date of issuance, and then shall have conversion rights as specified in paragraph (b) below, subject to Section 3.6 above.

(b) Each share of Series C Preferred Stock may be converted by its holder, at any time beginning twelve months from the date of issuance, subject to Section 3.6 above, into the number of shares of Common Stock determined by the following formula:

The price paid per share

divided by

0.65 times the volume weighted average closing price for the five most recently concluded trading days rounded to the nearest whole number of common shares.

Example:

Investor pays $1,000 for one share of Series C Preferred Stock.

The volume weighted average closing price for the five most recently concluded trading days is $1 per share.

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In this example, the number of shares of Common Stock issuable to the investor who converts the one share of Series C Preferred Stock is:

$1,000	=	1,538 common shares issuable upon conversion of 1 share of C
0.65 X $1

(c) Following receipt by the Corporation’s duly appointed transfer agent of a notice of conversion to Common Stock from the holder, together with the holder’s stock certificate(s) evidencing the Series C Preferred Stock to be converted, the Corporation’s transfer agent shall issue and deliver to such holder a certificate for the number of shares of Common Stock issuable to the holder pursuant to the holder’s conversion in accordance with the provisions of this Section. The stock certificate(s) evidencing the Common Stock shall be issued, if appropriate, with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and that it cannot be transferred or sold unless it is so registered, or an exemption from registration is available. The shares of Common Stock shall be issued in the same name as the person who is the holder of the Series C Preferred Stock unless the holder assigns such shares to another person or entity and, in the opinion of counsel to the Corporation, such issuance to another person or entity can be made in compliance with applicable securities laws.

(d) All shares of Common Stock delivered upon conversion of the Series C Preferred Stock as provided herein shall be duly and validly issued and fully paid and non-assessable. Effective as of the conversion date, such converted shares of the Series C Preferred Stock shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion.

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(e) The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series C Preferred Stock wherein which such conversion would create more shares of Common Stock than are authorized, the Corporation will increase the authorized number of shares of Common Stock sufficient to allow for such conversion.

SECTION 8. LIQUIDATION PREFERENCE. --In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount up to $1,000 per share before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation’s capital stock except Series A Preferred Stock and Series B Preferred Stock. The entire assets of the Corporation available for distribution after the liquidation preferences of both the Series A Preferred Stock and the Series B Preferred Stock are fully met shall be distributed rateably among the holders of the Series C Preferred Stock, up to a maximum of $1,000 per share. Neither an acquisition by, nor a consolidation or merger of the Corporation with, another corporation – even if the Corporation is the non-surviving entity – nor a sale or transfer of all or part of the Corporation’s assets for cash, securities or other property, will be considered a liquidation, dissolution or winding up of the Corporation.

SECTION 9. VOTING RIGHTS. --No voting rights attach to the Series C Preferred Stock, except as required by Florida law, in which case each share shall have one (1) vote.

SECTION 10. STATUS OF ACQUIRED SHARES. --Shares of Series C Preferred Stock called (redeemed) by the Corporation, will be restored to the status of authorized but unissued shares of Series C Preferred Stock.

SECTION 11. PROTECTION PROVISIONS. --So long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval of a majority of the holders: (a) alter or change the rights, preferences or privileges of the Series C Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital

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stock of the Corporation so as to affect adversely the Series C Preferred Stock; (c) create any Senior Securities; (d) create any pari passu Securities; or (e) increase the authorized number of shares of Series C Preferred Stock.

SECTION 12. SEVERABILITY OF PROVISIONS. --Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

ARTICLE X – CERTIFICATE OF DESIGNATION, SERIES D PREFERRED STOCK

SECTION 1. DESIGNATION. --Two million (2,000,000) shares of Series D Preferred Stock, par value $0.0001 per share, are authorized pursuant to the Corporation’s Certificate of Incorporation, as amended (the “Series D Preferred Stock” or “Series D Preferred Shares”).

SECTION 2. ISSUANCE AND PRICE. --Each share of Series D Preferred Stock has an issuance price of U.S.$1,000 (one thousand U.S. dollars). The issuance price may be changed at any time by a majority vote of the Board of Directors without an amendment to this Certificate of Designation. Consideration accepted as payment for Series D Preferred Shares shall include cash, and any other consideration as determined by a majority vote of the Board of Directors in a share issuance resolution at any meeting or action without meeting.

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SECTION 3. CONVERSION RIGHTS.

(a) Shares of Series D Preferred Stock shall have no conversion rights until twelve months from the date of issuance, and then shall have conversion rights as specified in paragraph (b) below.

(b) Each share of Series D Preferred Stock may be converted by its holder, at any time beginning twelve months from the date of issuance, into the number of shares of Common Stock determined by the following formula:

The price paid per share

divided by

0.85 times the volume weighted average closing price for the five most recently concluded trading days rounded to the nearest whole number of common shares.

Example:

Investor pays $1,000 for one share of Series D Preferred Stock.

The volume weighted average closing price for the five most recently concluded trading days is $1 per share.

In this example, the number of shares of Common Stock issuable to the investor who converts the one share of Series D Preferred Stock is:

$1,000	=	1,176 common shares issuable upon conversion of 1 share of D
0.85 X $1

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(c) Following receipt by the Corporation’s duly appointed transfer agent of a notice of conversion to Common Stock from the holder, together with the holder’s stock certificate(s) evidencing the Series D Preferred Stock to be converted, the Corporation’s transfer agent shall issue and deliver to such holder a certificate for the number of shares of Common Stock issuable to the holder pursuant to the holder’s conversion in accordance with the provisions of this Section. The stock certificate(s) evidencing the Common Stock shall be issued, if appropriate, with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and that it cannot be transferred or sold unless it is so registered, or an exemption from registration is available. The shares of Common Stock shall be issued in the same name as the person who is the holder of the Series D Preferred Stock unless the holder assigns such shares to another person or entity and, in the opinion of counsel to the Corporation, such issuance to another person or entity can be made in compliance with applicable securities laws.

(d) All shares of Common Stock delivered upon conversion of the Series D Preferred Stock as provided herein shall be duly and validly issued and fully paid and non-assessable. Effective as of the conversion date, such converted shares of the Series D Preferred Stock shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion.

(e) The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series D Preferred Stock wherein which such conversion would create more shares of Common Stock than are authorized, the Corporation will increase the authorized number of shares of Common Stock sufficient to allow for such conversion.

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SECTION 4. DIVIDENDS. --The shares of Series D Preferred Stock shall not be entitled to receive dividends.

SECTION 5. VOTING RIGHTS. --No voting rights attach to the Series C Preferred Stock, except as required by Florida law, in which case each share shall have one (1) vote.

SECTION 6. LIQUIDATION RIGHTS. --In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series D Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount up to $1,000 per share before any payment shall be made or any assets distributed to the holders of Common Stock. The entire assets of the Corporation available for distribution, after the liquidation preferences of the Series A Preferred Stock and the Series B Preferred Stock and the Series C Preferred Stock are fully met, shall be distributed rateably among the holders of the Series D Preferred Stock, up to a maximum of $1,000 per share. Neither an acquisition by, nor a consolidation or merger of the Corporation with, another corporation – even if the Corporation is the non-surviving entity – nor a sale or transfer of all or part of the Corporation’s assets for cash, securities or other property, will be considered a liquidation, dissolution or winding up of the Corporation.

SECTION 7. CALL (REDEMPTION) PROVISION. --Shares of Series D Preferred Stock are not callable (redeemable).

SECTION 8. SENIORITY (RANK). --For any purpose other than those specifically delineated in Sections 4.1 – 4.7 above, the Series D Preferred Stock Class shall have seniority, priority and rank over all other classes and series of stock except Series A, Series B and Series C Preferred Stock Classes.

SECTION 9. SEVERABILITY OF PROVISIONS. --Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision

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shall be ineffective only the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

SECTION 10. AMENDMENTS. --The provisions of Series D Preferred Stock Class (Sections 4.1 – 4.10 of this Certificate of Designations) may not be amended without the unanimous vote of the Board of Directors and a majority of the shares of the Series D Preferred Stock Class.

ARTICLE XI – CERTIFICATE OF DESIGNATION, SERIES E PREFERRED STOCK

SECTION 1. DESIGNATION. --Five hundred thousand (500,000) shares of Series E Preferred Stock, par value $0.0001 per share, are authorized pursuant to the Corporation’s Certificate of Incorporation, as amended (the “Series E Preferred Stock”).

SECTION 2. PRICE. --The issuance price per share shall be equal to one thousand dollars (US$1,000). The issuance price may be changed at any time by a majority vote of the Board of Directors without an amendment to this Certificate of Designation. Consideration accepted as payment for Series E Preferred Shares shall include cash, and any other consideration as determined by a majority vote of the Board of Directors in a share issuance resolution at any meeting or action without meeting.

SECTION 3. SENIORITY (RANK). --For any purpose other than those specifically delineated in Sections 2.4 – 2.12 below, the Series E Preferred Stock Class shall have seniority, priority and rank over all other classes and series of stock except Series A, Series B, Series C and Series D Preferred Stock Classes.

SECTION 4. DIVIDENDS. --The holders of the Series E Preferred Stock shall not be entitled to receive dividends.

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SECTION 5. CALL (REDEMPTION). --Beginning 36 months from the date of issuance (the “Maturity Date”), the Corporation may, at any time, redeem for cash (the “Call”) any and/or all of such issued shares of the Series E Preferred Stock, which cash redemption shall consist of a cash payment of 115% of the price paid per share.

SECTION 6. PRE-EMPTION OF THE CALL. --Upon receipt of a notice by the Corporation to Call, each holder of Series E Preferred Stock shall have the right to convert his/her/its shares to common shares, so long as he/she/it elects to do so within the prescribed conversion process, as described in the notice.

SECTION 7. CONVERSION RIGHTS.

(a) Each share of Series E Preferred Stock may be convertible, at any time by the respective holder, into the number of shares of the Corporation’s Common Stock, equal to the price paid for the share of Series E Preferred Stock, divided by 100 times the par value per share for Common Stock, each share of Series E Preferred Stock would be convertible into 100,000 shares of Common Stock. Such conversion shall be deemed to be effective on the business day (the “Conversion Date”) following the receipt by the Corporation of written notice from the holder of the Series E Preferred Stock of the holder's intention to convert the shares of Series E Stock, together with the holder's stock certificate or certificates evidencing the Series E Preferred Stock to be converted.

(b) Following receipt by the Corporation’s duly appointed transfer agent of a notice of conversion to Common Stock from the holder, together with the holder’s stock certificate(s) evidencing the Series E Preferred Stock to be converted, the Corporation’s transfer agent shall issue and deliver to such holder a certificate for the number of shares of Common Stock issuable to the holder pursuant to the holder’s conversion in accordance with the provisions of this Section. The stock certificate(s) evidencing the Common Stock shall be issued, if appropriate, with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the

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“Securities Act”), and that it cannot be transferred or sold unless it is so registered, or an exemption from registration is available. The shares of Common Stock shall be issued in the same name as the person who is the holder of the Series E Preferred Stock unless the holder assigns such shares to another person or entity and, in the opinion of counsel to the Corporation, such issuance to another person or entity can be made in compliance with applicable securities laws.

(c) All shares of Common Stock delivered upon conversion of the Series E Preferred Stock as provided herein shall be duly and validly issued and fully paid and non-assessable. Effective as of the conversion date, such converted shares of the Series E Preferred Stock shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion.

(d) The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series E Preferred Stock wherein which such conversion would create more shares of Common Stock than are authorized, the Corporation will increase the authorized number of shares of Common Stock sufficient to allow for such conversion.

SECTION 8. LIQUIDATION PREFERENCE. --In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series E Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount up to $1,000 per share before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation’s capital stock except Series A Preferred Stock. The entire assets of the Corporation available for distribution after the liquidation preferences of the Series A Preferred Stock and the Series B Preferred Stock and the Series C Preferred Stock and the Series D Preferred Stock are fully met, shall be distributed rateably among the holders of the Series E Preferred Stock, up to a maximum of $1,000 per share. Neither an acquisition by, nor a consolidation or merger of the Corporation with, another corporation – even if the Corporation is the non-surviving entity – nor a sale or transfer of all or part of the Corporation’s assets for cash, securities or other property, will be considered a liquidation, dissolution or winding up of the Corporation.

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SECTION 9. VOTING RIGHTS. --No voting rights attach to the Series E Preferred Stock, except as required by Florida law, in which case each share shall have ten (10) votes.

SECTION 10. STATUS OF ACQUIRED SHARES. --Shares of Series E Preferred Stock called (redeemed) by the Corporation, will be restored to the status of authorized but unissued shares of Series E Preferred Stock.

SECTION 11. PROTECTION PROVISIONS. --So long as any shares of Series E Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval of a majority of the holders: (a) alter or change the rights, preferences or privileges of the Series E Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series E Preferred Stock; (c) create any pari passu Securities; or (d) increase the authorized number of shares of Series E Preferred Stock.

SECTION 12. SEVERABILITY OF PROVISIONS. --Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

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ARTICLE XII – CERTIFICATE OF DESIGNATION, UNDESIGNATED PREFERRED STOCK

SECTION 1. PREFERRED SHARES NOT DESIGNATED. --Ninety-six million eight hundred ninety thousand (96,890,000) shares of the Preferred Stock Class of the Corporation are not designated and may not be issued until designated.

SECTION 2. DESIGNATING UNDESIGNATED PREFERRED SHARES. --Additional, undesignated shares of Preferred Stock may be designated for any existing series of Preferred Stock, and new series of Preferred Stock may be designated using undesignated shares of Preferred Stock, at any time by majority vote of the Board of Directors, through an amendment of this Certificate of Designations, subject to the limitations imposed by the other provisions of this Certificate of Designations. No more than 100,000,000 shares of Preferred Stock may be designated in total.

ARTICLE XIII – OTHER PROVISIONS

SECTION 1. SEAL. --The corporate seal shall be circular in form and shall contain the name of the corporation and the words "CORPORATE SEAL FLORIDA." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

SECTION 2. FISCAL YEAR. --The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

SECTION 3. CHECKS --All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by the officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 4. NOTICE AND WAIVER OF NOTICE. --Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it

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appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed proper notice.

ARTICLE XIV - AMENDMENTS

These Bylaws may be altered and repealed and Bylaws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice thereof is contained in the notice of such special meeting by the affirmative vote of a majority of the stock issued and outstanding or entitled to vote thereat, or by the regular meeting of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice thereof is contained in the notice of such special meeting.

Adopted this 11th day of June, 2015

/s/ Sergio Camarero Blanco
Sergio Camarero Blanco, President

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